Exhibit 10.38

Memorandum on Contract Amendment

The undersigned enter into the following memorandum of understanding (this “Memorandum”) with respect to the “Entrustment Agreement on Acquiring Business and Payment Processing Business” between the parties dated September 29, 2022 (the “Agreement”). The terms used in this Memorandum have the meanings defined in the Original Agreement, unless otherwise defined herein.

Article 1 Amendment of Original Agreement

1.

The parties agree to amend Article 5, Paragraph 2 of the Original Agreement as follows and to apply the amended language to service fees calculated as of the end of April 2023 and thereafter. The amended portions are indicated by underlined text in the section titled “Amended.”

Original	Amended
As regards the service fees for Services 2, Yahoo shall pay to PPCD an amount obtained by multiplying by 2.35% the transaction amount of transactions using a credit card, etc. (however, excluding credit cards, etc. issued by PPCD) bearing any of the JAD brand marks as a means of settlement for charges among the sales contracts, etc. concluded by Store Operators on Yahoo Commerce, less the Cost Price Equivalent Amount. PPCD shall be entitled to deduct an amount equivalent to the service fees at the time of payment set forth in Article 2, Paragraph 2, Item 3 as a means of collecting the service fees. Furthermore, PPCD shall separately calculate the consumption tax, etc. on service fees at the end of each month and promptly invoice Yahoo. Yahoo will pay to PPCD the relevant consumption tax, etc. by the last day of the month following the invoice date (if the applicable date is a bank holiday, the previous business day) by transfer to the bank account designated by PPCD. The bank transfer fees shall be borne by Yahoo.	As regards the service fees for Services 2, Yahoo shall pay to PPCD an amount obtained by multiplying by 2.33% the transaction amount of transactions using a credit card, etc. (however, excluding credit cards, etc. issued by PPCD) bearing any of the JAD brand marks as a means of settlement for charges among the sales contracts, etc. concluded by Store Operators on Yahoo Commerce, less the Cost Price Equivalent Amount. PPCD shall be entitled to deduct an amount equivalent to the service fees at the time of payment set forth in Article 2, Paragraph 2, Item 3 as a means of collecting the service fees. Furthermore, PPCD shall separately calculate the consumption tax, etc. on service fees at the end of each month and promptly invoice Yahoo. Yahoo will pay to PPCD the relevant consumption tax, etc. by the last day of the month following the invoice date (if the applicable date is a bank holiday, the previous business day) by transfer to the bank account designated by PPCD. The bank transfer fees shall be borne by Yahoo.

2.	The parties agree to amend the provisions of “1. Service fees” in Exhibit 1 of the Original Agreement as follows. The amended portions are indicated by underlined text in the section titled “Amended.”

Original	Amended

1. Service fees

The amounts for the service fees for Services 1 shall be the respective amounts determined according to the period categories as set forth below.

Service fees for the period from October 1, 2022, to March 31, 2023

Monthly amount: 13,650,000 yen (excluding consumption tax)

Service fees for the period after April 1, 2023

The monthly service fees for the year will be determined after separate consultation between Yahoo and PPCD during the period from January 1 to March 31 of the same year.

1. Service fees

The amounts for the service fees for Services 1 shall be the respective amounts determined according to the period categories as set forth below.

Service fees for the period from April 1, 2023 to March 31, 2024

Monthly amount: 13,860,000 yen (excluding consumption tax)

Service fees for the period after April 1, 2024

The monthly service fees for the year will be determined after separate consultation between Yahoo and PPCD during the period from January 1 to March 31 of the same year.

Article 2 Supplementation of Agreement

The provisions of the Agreement shall continue to apply with respect to all matters not amended herein.

Article 3 Term

This Memorandum is executed as of the date indicated below, and is effective until the termination of the Original Agreement.

In witness whereof, this Memorandum is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original. If executed by electronic signature, the parties shall affix their respective electronic signatures to a PDF of this Memorandum, and each party shall retain that file or a copy thereof.

April 1, 2023
Yahoo: 1-3 Kioicho, Chiyoda-ku, Tokyo Yahoo Japan Corporation Takao Ozawa, Representative Director PPCD: 1-3 Kioicho, Chiyoda-ku, Tokyo PayPay Card Corporation Mitsuhiro Wada, Representative Director